EXHIBIT 11
                               AEL INDUSTRIES, INC.
                     COMPUTATION OF NET INCOME PER SHARE
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
                                                               Fiscal Year Ended
                                                       1994           1993            1992
                                                    ------------------------------------------
Computation of number of shares for computation
  of net income (loss) per share:

Primary:

  Average number of class A shares outstanding
    during the year                                  3,314,000      3,435,000       3,446,000
  Average number of class B shares outstanding
    during the year                                    435,000        436,000         436,000
  Incremental shares issuable on exercise of
    stock options                                       31,000         30,000          10,000
                                                    -----------    -----------    ------------
  Total shares for computation of net income
    per share                                        3,780,000      3,901,000       3,892,000
                                                    ===========    ===========
 ============
  Net income                                        $1,617,000       $484,000     $12,302,000
                                                    ===========    ===========
 ============
  Net income per share                                   $0.43          $0.12           $3.16
                                                    ===========    ===========
 ============
Fully diluted:

  Average number of class A shares outstanding
    during the year                                  3,314,000      3,435,000       3,446,000
  Average number of class B shares outstanding
    during the year                                    435,000        436,000         436,000
  Incremental shares issuable on exercise of
    stock options                                       63,000         31,000          44,000
                                                    -----------    -----------    ------------
  Total shares for computation of net income
    per share assuming full dilution                 3,812,000      3,902,000       3,926,000
                                                    ===========    ===========
 ============
  Net income                                        $1,617,000       $484,000     $12,302,000
                                                    ===========    ===========
 ============
  Net income per share assuming full
    dilution                                             $0.42          $0.12           $3.13
                                                    ===========    ===========
 ============
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